Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-126325 and 333-103748) and Form S-3 (No. 333-270011) of J.B. Hunt Transport Services, Inc. of our report dated February 23, 2024 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Springdale, Arkansas

February 23, 2024